Exhibit 10.42


REDACTED - OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION AND IS
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DENOTED HEREIN BY *****.
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May 14, 2000



Charles & Colvard
P.O. Box 13533
Research Triangle Park, NC 27709-3533
Attn:  Robert S. Thomas, President

Gentlemen:

This letter, if accepted by C3, Inc., doing business as Charles & Colvard, will serve as an agreement between Charles & Colvard and Cree, Inc. and an amendment to our December 22,1999 letter agreement according to the following terms:

1. Cree agrees to purchase and Charles & Colvard agrees to sell the ** crystal growth systems currently owned by Charles & Colvard for a total price of $5,000,000, subject to paragraphs 3 and 4 below.
     o Cree will issue a purchase order for the systems and Charles & Colvard will sign and deliver to Cree a bill of sale and assignment in mutually acceptable form transferring ownership of the systems, free of any lien or other encumbrance, on May 15, 2000.
     o Charles & Colvard will treat the $5,000,000 as a receivable and apply it against invoices from Cree received after May 15th. The purchase price will be payable as a credit against such invoices except that any balance not previously applied will become due and payable June 30, 2001. Additionally, the outstanding balance of such receivable from Cree will bear interest at an annual rate of 4.75%, accruing pursuant to Charles & Colvard's standard policy in effect from time to time.

2. Charles & Colvard will purchase the production crystals according to the pricing outlined in the December 22,1999 amendment with an additional charge per crystal delivered to Charles and Colvard as follows:

         $*** per 2" crystal
         $*** per 3" crystal

3. Charles & Colvard and Cree each acknowledge and agree that, based on the information available to them as of the date hereof, each has performed their obligations to the other under the agreements, as amended, between the parties. Concurrently with the delivery of the bill of sale and assignment under paragraph 1, Charles & Colvard will sign and deliver to Cree a mutually acceptable form of release of any claim against Cree, its directors, officers, employees or representatives, based on or arising out of any prior circumstance or event known to Charles & Colvard, excluding claims based on intentional and knowingly wrongful actions or obligations due to be performed in the future under written agreements between the parties.

Charles & Colvard
May 14, 2000
Page 2


4. The parties' obligations under this letter agreement are subject to the condition that the Board of Directors of Charles & Colvard approve the execution, delivery and performance of this agreement by resolution duly adopted at a meeting duly held, or by unanimous written consent in lieu of a meeting. Concurrently with the delivery of the bill of sale and assignment under paragraph 1, Charles & Colvard will deliver to Cree a certificate of its Secretary, in mutually acceptable form, certifying such approval. Each party represents and warrants to the other that the execution, delivery and performance of this letter agreement and the transactions contemplated herein have been duly and validly authorized by all necessary corporate action.

5. If Cree receives additional orders for production crystals from Charles & Colvard beyond those contemplated by the December 22, 1999 letter agreement, the companies will either negotiate a mutually agreeable delivery schedule and pricing or rely on the provisions set out in the Supply Agreement, as previously amended.

6. Except as provided above, purchases will be subject to the terms and conditions of the Supply Agreement, as previously amended, and the development program will be subject to the terms and conditions of the Development Agreement, as previously amended.

7. The contents of this letter shall be considered 'Confidential Information' of each party subject to the provisions of Section 5 of the Supply Agreement, as previously amended.


If acceptable, please sign below and date to indicate Charles & Colvard's binding agreement to these terms.





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Charles M. Swoboda                                       Robert S. Thomas
President & COO                                          President & COO